Exhibit 10.1

FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT (the “Amendment”) is dated as of the 30th day of April, 2012, by and between DYNAMIC VENTURES CORP., a Delaware corporation (the “Company”), BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation (“Guarantor”), and TCA GLOBAL CREDIT MASTER FUND, LP, a Cayman Islands limited partnership (the “Buyer”).

RECITALS

WHEREAS, the Company, Guarantor and the Buyer executed that certain Securities Purchase Agreement dated as of July 31, 2011 (the “SPA”), pursuant to which the Buyer purchased from the Company Five Hundred Thousand Dollars ($500,000) of senior secured redeemable debentures (the “Original Debentures”), and pursuant to which the Company issued to Buyer certain shares of the Company’s Common Stock, all as more particularly set forth in the SPA; and

WHEREAS, in connection with the SPA, the Company and Guarantor executed and delivered to the Buyer various ancillary documents referred to in the SPA as the Transaction Documents; and

WHEREAS, the Company’s obligations under the SPA and the Original Debentures are secured by the following, all of which are included within the Transaction Documents: (i) a Security Agreement dated as of July 31, 2011, from the Company in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Company; (ii) a UCC-1 Financing Statement listing the Company, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405613; (iii) a Guaranty Agreement dated as of July 31, 2011 from Guarantor in favor of the Buyer, pursuant to which Guarantor has guaranteed all of the Company’s obligations to Buyer under the Transaction Documents; (iv) a Security Agreement dated as of July 31, 2011, from the Guarantor in favor of the Buyer, pursuant to which the Buyer has a continuing, first-priority security interest encumbering all of the “Collateral” (as defined in said Security Agreement) of the Guarantor; and (v) a UCC-1 Financing Statement listing the Guarantor, as debtor, and Buyer, as secured party, filed with the Secretary of State of Delaware under filing No. 20113405555; and

WHEREAS, the SPA contemplated that the Company could sell, and the Buyer could purchase, additional senior secured redeemable debentures in a Second Closing as more specifically set forth in the SPA; and

WHEREAS, the Company and the Buyer desire to amend the SPA to provide that the amount of senior secured redeemable debentures that may be purchased and sold in the Second Closing shall be increased to Seven Hundred Fifty Thousand Dollars ($750,000), and in connection therewith, the Company desires to sell to Buyer, and the Buyer desires to purchase from the Company, Seven Hundred Fifty Thousand Dollars ($750,000) of additional senior secured redeemable debentures (the “New Debentures”), and the Company desires to issue to Buyer additional shares of the Company’s Common Stock, all as more specifically set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1. Recitals.  The recitations set forth in the preamble of this Amendment are true and correct and incorporated herein by this reference.

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2. Capitalized Terms.  All capitalized terms used in this Amendment shall have the same meaning ascribed to them in the SPA, except as otherwise specifically set forth herein.  In addition, the interpretation provisions of Article III of the SPA shall be deemed to apply to all terms and provisions of this Amendment, unless the express context otherwise requires.

3. Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Amendment and the terms and provisions of the SPA, the terms and provisions of this Amendment shall control, but only to the extent of any such conflict or ambiguity.

4. Increase of Debentures at Second Closing.  The SPA is hereby amended to provide that the amount of Debentures that can be purchase and sold at the Second Closing is hereby increased to Seven Hundred Fifty Thousand Dollars ($750,000), and the total amount of Debentures, and the corresponding total Purchase Price under the SPA, is hereby increased to One Million Two Hundred Fifty Thousand Dollars ($1,250,000).

5. Purchase and Sale of New Debentures.  Subject to the terms and conditions of this Amendment, Buyer agrees to purchase, and Company agrees to sell and issue to Buyer, simultaneously with the execution of this Amendment, the New Debentures in the amount of Seven Hundred Fifty Thousand Dollars ($750,000) in the form attached hereto as Exhibit “A”.

6. Representations and Warranties.  The Company and Guarantor each hereby confirm and affirm that all representations and warranties made by each of them under the SPA and all other Transaction Documents (specifically including under Article VI of the SPA) are true, correct and complete as of the date of the SPA, and hereby confirm and affirm that all such representations and warranties remain true, correct and complete as of the date of this Amendment, and by this reference, the Company and Guarantor do hereby re-make each and every one of such representations and warranties herein as of the date of this Amendment, as if each and every one of such representations and warranties was set forth and re-made in its entirety in this Amendment by each of the Company and Guarantor, as same may be qualified by revised disclosure schedules attached to this Amendment, if any.

7. Affirmation.  The Company and Guarantor each hereby affirms all of their respective Obligations to the Company under all of the Transaction Documents and each agrees and affirms as follows: (i) that as of the date hereof, the Company and Guarantor, respectively and as applicable, have each performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under each of the Transaction Documents to be performed, satisfied or complied with by the Company and Guarantor, as applicable; (ii) that the Company and Guarantor shall continue to perform each and every covenant, agreement and condition set forth in each of the Transaction Documents and this Amendment, and continue to be bound by each and all of the terms and provisions thereof and hereof; (iii) that as of the date hereof, no default or Event of Default has occurred or is continuing under the SPA or any other Transaction Documents, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the SPA or any other Transaction Documents; and (iv) that as of the date hereof, no event, fact, or other set of circumstances has occurred which could reasonably be expected to have a Material Adverse Effect.

8. Ratification.  The Company and Guarantor each hereby acknowledges, represents, warrants and confirms to Buyer that: (i) each of the Transaction Documents executed by the Company and Guarantor, respectively and as applicable, are valid and binding obligations of the Company and Guarantor, respectively and as applicable, enforceable against each of them in accordance with their respective terms; (ii) the Original Debentures and the New Debentures, and all other obligations of the Company and Guarantor under the Original Debentures, the New Debentures, all the Transaction Documents and this Amendment, shall be and continue to be and remain secured by and under the Transaction Documents and all UCC-1’s filed in connection therewith; (iii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Company or Guarantor to or against the enforcement of any of the Transaction Documents; and (iv) no oral representations, statements, or inducements have been made by Buyer with respect to the Original Debentures, the New Debentures, the SPA, this Amendment or any other Transaction Documents.

9. Additional Confirmations.  The Company and Guarantor each hereby represents, warrants and covenants as follows: (i) that the Buyer’s security interests in all of the “Collateral” (as such term is defined in the Security Agreement executed by the Company and the Security Agreement executed by Guarantor, as applicable to each of the Company and Guarantor) are and remain valid, perfected, first-priority security interests in such Collateral, respectively and as applicable, and neither the Company, nor Guarantor, has granted any other Encumbrances or security interests of any nature or kind in favor of any other Person affecting any of such Collateral, respectively and as applicable.

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10. Buyer’s Conduct.  As of the date of this Amendment, the Company and Guarantor each hereby acknowledges and admits that: (i) the Buyer has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the SPA or any other Transaction Documents; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the SPA or the Transaction Documents, except as expressly set forth herein, the New Debentures, or in the SPA and other Transaction Documents.

11. Issuance of Stock.

(a) Share Issuance.  The Company shall pay to Buyer a fee for corporate advisory and investment banking services provided by the Buyer to the Company prior to the date of this Amendment by issuing to Buyer that number of shares of the Company’s Common Stock that equal to a dollar amount equal to $200,000.00 (the “Share Value”).  For purposes of determining the number of shares of Common Stock issuable to Buyer under this Section 11(a), the Company’s Common Stock shall be valued at the volume weighted average price as of the close of the business day immediately prior to the date the Company executes this Amendment (the “Valuation Date”), as reported by Bloomberg (the “VWAP”).  The Buyer shall confirm to the Company in writing, the VWAP for the Common Stock as of the Valuation Date, and the corresponding number of Shares issuable to the Buyer based on such price.  The Company shall instruct its transfer agent to issue certificates representing the Incentive Shares issuable to the Buyer immediately upon the Company’s execution of this Amendment, and shall cause its transfer agent to deliver such certificates to Buyer within five (5) business days from the date the Company executes this Amendment.  In the event such certificates representing the shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under the SPA, this Amendment, the New Debentures and the other Transaction Documents.  The shares of Common Stock issuable hereunder, when issued, shall be deemed to be validly issued, fully paid, and non-assessable shares of the Company’s Common Stock, and shall be deemed fully earned as of the date the Company executes this Amendment.

(b) Adjustments.  It is the intention of the Company and Buyer that by a date that is nine (9) months after the Valuation Date (the “Nine Month Valuation Date”) the Buyer shall have generated net proceeds from the sale of the shares of Common stock issued under this Section 11 (the “Shares”) equal to the Share Value.  The Buyer shall have the right to sell the Shares in the Principal Trading Market or otherwise, at any time in accordance with applicable securities laws, provided that Buyer agrees to use its good faith efforts to sell the Shares after the applicable restrictive holding period applicable thereto has expired (and provided the restrictive legends thereon have been removed and the Shares are otherwise freely tradable), in such amounts as reasonably practicable given then existing market conditions, in Buyer’s discretion, with the intention of selling the Shares as soon as reasonably practicable following the expiration of the restricted holding period and removal of restrictive legends on such Shares.  At any time the Buyer may elect after the Nine Month Valuation Date (or prior to such Nine Month Valuation Date, if Buyer has sold all Shares prior to such Nine Month Valuation Date), the Buyer may deliver to the Company a reconciliation statement showing the net proceeds actually received by the Buyer from the sale of the Shares (the “Sale Reconciliation”).  If, as of the date of the delivery by Buyer of the Sale Reconciliation, the Buyer has not realized net proceeds from the sale of such Shares equal to at least the Share Value, as shown on the Sale Reconciliation, then the Company shall immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer in an amount sufficient such that, when sold and the net proceeds thereof are added to the net proceeds from the sale of any of the previously issued and sold Shares, the Buyer shall have received total net funds equal to the Share Value.  If additional shares of Common Stock are issued pursuant to the immediately preceding sentence, and after the sale of such additional issued shares of Common Stock, the Buyer still has not received net proceeds equal to at least the Share Value, then the Company shall again be required to immediately take all required action necessary or required in order to cause the issuance of additional shares of Common Stock to the Buyer as contemplated above, and such additional issuances shall continue until the Buyer has received net proceeds from the sale of such Common Stock equal to the Share Value.  In the event the Buyer receives net proceeds from the sale of Shares equal to the Share Value, and the Buyer still has Shares remaining to be sold, the Buyer shall return all such remaining Shares to the Company.  In the event additional Common Stock is required to be issued as outlined above, the Company shall instruct its transfer agent to issue certificates representing such additional shares of Common Stock to the Buyer immediately subsequent to the Buyer’s notification to the Company that additional shares of Common Stock are issuable hereunder, and the Company shall in any event cause its transfer agent to deliver such certificates to Buyer within five (5) business days following the date Buyer notifies the Company that additional shares of Common Stock are to be issued hereunder.  In the event such certificates representing such additional shares of Common Stock issuable hereunder shall not be delivered to the Buyer within said five (5) business day period, same shall be an immediate default under the SPA, this Amendment, the New Debentures and the other Transaction Documents.  Notwithstanding anything contained in this Section 11 to the contrary, at any time on or prior to the Nine Month Valuation Date, but not thereafter (unless agreed to by the Buyer), the Company shall have the right, at any time during such period, to redeem any Shares then in the Buyer’s possession for an amount payable by the Company to Buyer in cleared U.S. currency equal to the Share Value, less any net cash proceeds received by the Buyer from any previous sales of Shares.  Upon Buyer’s receipt of such cash payment in accordance with the immediately preceding sentence, the Buyer shall return any then remaining Shares in its possession back to the Company.

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12. Additional Amendments to the SPA.  The following additional amendments to the SPA are hereby made and agreed upon:

(a) Section 7.3(a) of the SPA is hereby amended to provide that, in the event the Company obtains a valid extension from the SEC to file their audited fiscal year-end financial statements with the SEC, then the time frame under this Section 7.3(a) for delivery of same to Buyer shall be correspondingly extended until the end of the extension provided by the SEC, provided, however, that in this circumstance, the Company shall provide a copy of the SEC extension to Buyer on or prior to the end of the ninety (90) day period set forth in Section 7.3(a).

(b) The following is hereby added as Subsections (c) and (d) to Section 7.3 of the SPA:

“(c)           Monthly Cash Flow Analysis.  Within fifteen (15) days following the end of each month, a cash flow analysis in form and content reasonably acceptable to the Buyer, showing in reasonable detail, all incoming and outgoing cash flows of the Company during the immediately preceding month, and identifying any variance between such actual cash flows and the cash flow projections provided by the Company to the Buyer or otherwise prepared by the Company, which cash flow analysis shall be prepared and certified as accurate in all material respects by the an officer of the Company; and

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(d)           Monthly Compliance Certificate.  On the first (1st) day of every month, the Company shall deliver to the Buyer a compliance certificate in substantial substance and form as attached to this Amendment as Exhibit “B”.”

(c) Section 7.2(g) of the SPA is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(g)           Rule 144.  With a view to making available to Buyer the benefits of Rule 144 under the Securities Act (“Rule 144”), or any similar rule or regulation of the SEC that may at any time permit Buyer to sell the Incentive Shares to the public without registration, the Company represents and warrants that: (i) the Company is, and has been for a period of at least ninety (90) days immediately preceding the date hereof, subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (ii) the Company has filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve (12) months preceding the Closing Date (or for such shorter period that the Company was required to file such reports); (iii) the Company is not an issuer defined as a “Shell Company” (as hereinafter defined); and (iv) if the Company has, at any time, been an issuer defined as a Shell Company, the Company has: (A) not been an issuer defined as a Shell Company for at least six (6) months prior to the Closing Date; and (B) has satisfied the requirements of Rule 144(i) (including, without limitation, the proper filing of “Form 10 information” at least six (6) months prior to the Closing Date).  For the purposes hereof, the term “Shell Company” shall mean an issuer that meets the description defined under Rule 144.  In addition, so long as Buyer owns, legally or beneficially, any of the Securities, the Company shall, at its sole expense:

(i) Make, keep and ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available;

(ii) furnish to the Buyer, promptly upon reasonable request: (A) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; and (b) such other information as may be reasonably requested by Buyer to permit the Buyer to sell any of the Securities pursuant to Rule 144 without limitation or restriction; and

(iii) promptly at the request of the Buyer, give the Company’s transfer agent instructions to the effect that, upon the transfer agent’s receipt from the Buyer of a certificate (a “Rule 144 Certificate”) certifying that the Buyer’s holding period (as determined in accordance with the provisions of Rule 144) for any portion of the Incentive Shares which the Buyer proposes to sell (the “Securities Being Sold”) is not less than six (6) months, and receipt by the transfer agent of the “Rule 144 Opinion” (as hereinafter defined) from the Company or its counsel, the transfer agent is to effect the transfer of the Securities Being Sold and issue to the Buyer(s) or transferee(s) thereof one or more stock certificates representing the transferred Securities Being Sold without any restrictive legend and without recording any restrictions on the transferability of such shares on the transfer agent’s  books and records.  In this regard, upon Buyer’s request, the Company shall have an affirmative obligation to cause its counsel to promptly issue to the transfer agent a legal opinion providing that, based on the Rule 144 Certificate, the Securities Being Sold may be sold pursuant to the provisions of Rule 144, even in the absence of an effective registration statement (the “Rule 144 Opinion”).  If the transfer agent requires any additional documentation in connection with any proposed transfer by the Buyer of any Securities Being Sold, the Company shall promptly deliver or cause to be delivered to the transfer agent or to any other Person, all such additional documentation as may be necessary to effectuate the transfer of the Securities being Sold and the issuance of an unlegended certificate to any transferee thereof, all at the Company’s expense.”

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(d) The following are added to the end of Section 7.2 of the SPA:

“(h)           Maintain Property.  The Company and each of its subsidiaries shall at all times maintain, preserve and keep all of their respective Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained, provided, however, the Company shall have the right to dispose of any of its Assets in the Ordinary Course of Business.  The Company shall permit Buyer to examine and inspect such Assets (and all assets and properties of its subsidiaries) at all reasonable times upon reasonable notice during business hours, provided, however, so long as no default or Event of Default exists or is continuing under any of the Transaction Documents, the Company shall only be obligated to pay for any such inspections the Buyer may undertake hereunder up to a maximum of three (3) times per year at a cost not to exceed $750.00 per inspection (provided, however, that once a default or Event of Default exists or is continuing under any of the Transaction Documents, the foregoing limitation shall not apply and the Company shall be responsible for all reasonable costs of all inspections conducted by the Buyer, without limitation).  During the continuance of any Event of Default hereunder or under any Transaction Documents, the Buyer shall, at the Company’s expense, have the right to make additional inspections without providing advance notice.

(i)           Maintain Insurance.  The Company and its subsidiaries shall at all times insure and keep insured with insurance companies acceptable to Buyer, all insurable property owned by the Company and its subsidiaries, respectively and as applicable, which is of a character usually insured by companies similarly situated and operating like properties, against loss or damage from environmental, fire and such other hazards or risks as are customarily insured against by companies similarly situated and operating like properties; and shall similarly insure employers’, public and professional liability risks.  Prior to the Closing Date, the Company shall deliver to the Buyer a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.  All such policies of insurance must be satisfactory to Buyer in relation to the amount and term of the Debentures and type and value of the Assets of the Company and the assets and properties of its subsidiaries, shall identify Buyer as sole/lender’s loss payee and as an additional insured.  In the event the Company fails to provide Buyer with evidence of the insurance coverage required by this Section or at any time hereafter shall fail to obtain or maintain any of the policies of insurance required above, or to pay any premium in whole or in part relating thereto, then the Buyer, without waiving or releasing any obligation or default by the Company hereunder, may at any time (but shall be under no obligation to so act), obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto, which Buyer deems advisable.  This insurance coverage: (i) may, but need not, protect the Company’s interest in such property; and (ii) may not pay any claim made by, or against, the Company in connection with such property.  The Company may later request that the Buyer cancel any such insurance purchased by Buyer, but only after providing Buyer with evidence that the insurance coverage required by this Section is in force.  The costs of such insurance obtained by Buyer, through and including the effective date such insurance coverage is canceled or expires, shall be payable on demand by the Company to Buyer, together with interest at the highest non-usurious rate permitted by law on such amounts until repaid and any other charges by Buyer in connection with the placement of such insurance.  The costs of such insurance, which may be greater than the cost of insurance which the Company may be able to obtain on its own, together with interest thereon at the highest non-usurious rate permitted by Law and any other charges incurred by Buyer in connection with the placement of such insurance may be added to the total Obligations due and owing by the Company hereunder and under the Debentures to the extent not paid by the Company.”

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(e) Without in any manner waiving any rights that Buyer may currently have under the SPA for the Company’s failure to comply with the requirements of Section 7.2(h) of the SPA, the Company and Buyer agree that compliance by the Company of the requirements and obligations under Section 7.2(h) of the SPA shall occur within sixty (60) days from the date of this First Amendment.

13. Redefined Terms.  The term “Transaction Documents,” as defined in the SPA, shall be deemed to refer to and include the New Debentures, this Amendment and all other documents or instruments executed in connection with this Amendment and the issuance of the New Debentures.  The term “Securities,” as defined in the SPA, shall be deemed to refer to and include the New Debentures and the Shares, and any additional Common Stock or other securities of the Company at any time issued to Buyer in connection with the SPA, this Amendment or any other Transaction Documents.  The term “SEC Documents,” as defined in the SPA, shall be deemed to refer to and include all filings made by the Company with the SEC between the date of the SPA and the date of this First Amendment.

14. Representations and Warranties of the Company and Guarantor.  The Company and Guarantor each hereby makes the following representations and warranties to the Buyer:

(a) Authority and Approval of Agreement; Binding Effect.  The execution and delivery by the Company and Guarantor of this Amendment and the documents executed and delivered in connection therewith, and the performance by Company and Guarantor of all of their respective Obligations hereunder and thereunder, have been duly and validly authorized and approved by the Company, by Guarantor and their respective boards of directors pursuant to all applicable Laws and other than the corporate action or resolutions delivered by each of the Company and Guarantor in connection with this Amendment, no other corporate action or Consent on the part of the Company, Guarantor, their respective boards of directors, stockholders or any other Person is necessary or required by the Company to execute this Amendment and the documents executed and delivered in connection herewith, to consummate the transactions contemplated herein and therein, or perform all of the Company’s and Guarantor’s Obligations hereunder and thereunder.  This Amendment and each of the documents executed and delivered in connection herewith have been duly and validly executed by the Company and Guarantor (and the officer executing this Agreement and all such other documents is duly authorized to act and execute same on behalf of the Company and Guarantor) and constitute the valid and legally binding agreements of the Company and Guarantor, enforceable against the Company and Guarantor in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

15. Indemnification.  The Company and Guarantor each, jointly and severally, hereby indemnifies and holds the Buyer Indemnified Parties, and each of them, harmless from and against any and all Claims payable by any of the Buyer Indemnified Parties to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable Law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to this Amendment or the New Debentures, including the assertion of a Claim or ruling by a Governmental Authority that documentary stamp tax, intangible tax or any penalties or interest associated therewith must be paid by reason of the execution and delivery of any of the New Debentures or the other Transaction Documents.

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16. Release.  As a material inducement for Buyer to purchase the New Debentures and enter into this Amendment, the Company and Guarantor each do hereby release, waive, discharge, covenant not to sue, acquit, satisfy and forever discharge each of the Buyer Indemnified Parties and their respective successors and assigns, from any and all Claims whatsoever in law or in equity which the Company and Guarantor ever had, now have, or which any successor or assign of the Company or Guarantor hereafter can, shall or may have against any of the Buyer Indemnified Parties, for, upon or by reason of any matter, cause or thing whatsoever related to the SPA, this Amendment or any other Transaction Documents, or any of the Securities, through the date hereof.  The Company and Guarantor further expressly agree that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the State of Florida. In addition to, and without limiting the generality of foregoing, the Company and Guarantor further covenant with and warrant unto the Buyer and each of the other Buyer Indemnified Parties, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against Buyer or any other Buyer Indemnified Party, or the obligation of the Company and Guarantor to comply with the terms and provisions of the SPA, this Amendment and all other Transaction Documents.

17. Effect on Agreement and Transaction Documents.  Except as expressly amended by this Amendment, all of the terms and provisions of the SPA, the Original Debentures, and the Transaction Documents shall remain and continue in full force and effect after the execution of this Amendment, are hereby ratified and confirmed, and incorporated herein by this reference.

18. Waiver.  Neither this Amendment, nor shall Buyer’s agreement to purchase the New Debentures pursuant to this Amendment, be deemed or construed in any manner as a waiver by the Buyer of any Claims, defaults, Events of Default, breaches or misrepresentations by the Company or Guarantor under the SPA, any other Transaction Documents, or any of Buyer’s rights or remedies in connection therewith.

19. Execution.  This Amendment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Amendment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

20. Fees and Expenses.

(b) Transaction Fees.  The Company agrees to pay to Buyer a transaction advisory fee equal to two percent (2%) of the amount of the New Debentures purchased by Buyer hereunder, which fee shall be due and payable on the date this Amendment is executed and withheld from the gross purchase price paid by Buyer for the New Debentures.

(c) Document Review and Legal Fees.  The Company agrees to pay to the Buyer or its counsel a document review and legal fee equal to Five Thousand and No/100 Dollars ($5,000.00), which shall be due and payable in full upon execution of this Amendment and withheld from the gross purchase price paid by Buyer for the New Debentures.  The Company also agrees to be responsible for the prompt payment of all legal fees and expenses of the Company and its own counsel and other professionals incurred by the Company in connection with the negotiation and execution of this Amendment.

[Signatures on the following page]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

COMPANY:

DYNAMIC VENTURES CORP., a Delaware corporation

By: /s/ Paul Kalkbrenner
Name: Paul Kalkbrenner
Title: CEO
Date:

GUARANTOR:

BUNDLED BUILDER SOLUTIONS, INC., a Delaware corporation

By: /s/ Paul Kalkbrenner
Name:Paul Kalkbrenner
Title: CEO
Date:

BUYER:

TCA GLOBAL CREDIT MASTER FUND, LP

By: TCA Global Credit Fund GP, Ltd.,
Its general partner

By: /s/ Robert Press
Robert Press, Director
Date: _______________________________

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EXHIBIT “A”

 NEW DEBENTURE

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EXHIBIT “B”

FORM OF COMPLIANCE CERTIFICATE

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REVISED DISCLOSURE SCHEDULES

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Schedule 6.4

Capitalization

The representation of the Company in Section 6.4 of the SPA is hereby qualified by the following:

The authorized capital stock of the Company consists of 190,000,000 shares of Common Stock and 10,000,000 shares of the Company’s preferred stock, of which 55,622,117 shares of Common Stock are issued and outstanding as of the date of this First Amendment, and of which zero shares of preferred stock are outstanding as of the date of this First Amendment.  In addition, one of the Company’s directors has an option to receive 1,000,000 shares of the Company’s Common Stock.  In addition, under an equity line between the Company and Centurion, the Company has obligations to issue shares of Common Stock and to register such Common Stock pursuant to the terms thereof.  The Company hereby confirms that the option agreement for the director and the equity line documents with Centurion mentioned herein have been previously filed with the SEC.

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Schedule 6.10

Liabilities and Indebtedness

The listing of Obligations of the Company as of the date of this First Amendment is attached hereto and made part of this Schedule 6.10.

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Schedule 6.13

Material Contracts

The Company represents that except for the Material Contracts attached to this Schedule 6.13 of this First Amendment, all other Material Contracts have been filed with the SEC and are part of the SEC Documents.  The Buyer hereby acknowledges receipt of all Material Contracts, to the extent filed with the SEC prior to the date of this First Amendment, or attached to this Schedule 6.13.

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Schedule 6.24

Related Party Transactions

The Company hereby discloses that there are certain related party transactions between the Company and officers, directors, employees and Material Shareholders of the Company, all of which, however, have been filed with the SEC as part of the SEC Documents prior to the date of this First Amendment, and all of which are upon terms no less favorable than the Company could obtain from third parties in the market for the products or services covered thereby.

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